As filed with the Securities and Exchange Commission on June 3, 1999
                                          Registration No. 333-66337

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


            Colorado                                       84-1449911
   (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification No.)


                            1997 Stock Incentive Plan
                              (Full title of plan)

                           Jerald H. Donnan, President
                               Factual Data Corp.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538
                     (Name and address of agent for service)



                                 (970) 663-5700
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                              Samuel E. Wing, Esq.
                              Jones & Keller, P.C.
                            1625 Broadway, Suite 1600
                             Denver, Colorado 80202
                            Telephone: (303) 573-1600
                            Facsimile: (303) 893-6506

Pursuant to the undertakings included in Item 9(a) of this Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on October 29, 1998 (#333-66337) and as required by Item 512(a) of Regulation S-B of the Securities Act of 1933, Factual Data Corp. hereby deregisters and removes from registration 31,500 shares its Common Stock which remained unsold at the termination of the offering.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Loveland, State of Colorado, on May 28, 1999.

                                        FACTUAL DATA CORP.


                                        By: /s/ Jerald H. Donnan
                                            ---------------------------
                                            Jerald H. Donnan, President

Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                       Title                             Date
----------------          ----------------------                  ----------

By:/s/ Jerald H. Donnan   Chairman of the Board of Directors,
       Jerald H. Donnan   President and Chief Executive
                          Officer (Principal Executive Officer)   May 28, 1999

By:/s/ Todd A. Neiberger  Chief Financial Officer and a Director
       Todd A. Neiberger  (Principal Financial and Accounting
                          Officer)                                May 28, 1999

By:/s/ James N. Donnan    Vice President and a Director           May 28, 1999
       James N. Donnan

By:/s/ Robert J. Terry    Director                                May 28, 1999
       Robert J. Terry

By:/s/ Abdul H. Rajput    Director                                May 28, 1999
       Abdul H. Rajput

By:/s/ Daniel G. Helle    Director                                May 28, 1999
       Daniel G. Helle